Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement’) is entered into on the July 13, 2007 among FEQ GAS, LLC, a Delaware limited liability company, whose chief executive office is located at 111 Presidential Blvd., Suite 158, Bala Cynwyd, Pa. 19004 (“Lender”), GEM SOLUTIONS, INC., a Delaware corporation (the “Borrower”), whose chief executive office is located at 870 111th Avenue, North, Suite No. 8, Naples, Florida 34108  (“Borrower’s Address”) and COMPUSVEN, INC., a Florida corporation, whose chief executive office is located at 870 111th Avenue, North, Suite No. 8, Naples, Florida 34108 (“Subsidiary”).

1.             Loans.  Lender shall make loans to Borrower (collectively, the “Loans” and individually, a “Loan”) in any one or more advances as determined by Borrower up to an aggregate $100,000 principal amount outstanding (the “Credit Limit”), provided no Event of Default (as defined in Section 6) has occurred.  The Loans will be evidenced by a single promissory note (the “Note”) of the Borrower which shall set forth repayment and other provisions, the terms of which are incorporated into this Agreement by reference.  Principal amounts outstanding hereunder shall bear interest at an annual rate of twelve percent (12%) until paid.  Principal shall be repaid on the Maturity Date.  Interest will be payable monthly, on the last day of each month, commencing on July 31, 2007.  All principal amounts outstanding hereunder, together with interest accrued thereon, shall be due and payable on June 30, 2008 (the “Maturity Date”).

2.             Security Interest.  As security for all present and future indebtedness, guarantees, liabilities, and other obligations, of Borrower to Lender (collectively, the “Obligations”), Borrower and Subsidiary hereby grants Lender a continuing security interest in all of Borrower’s and Subsidiary’s right, title and interest in all of its personal property, including, without limitation, the following types of property, whether now owned or hereafter acquired, and wherever located, (collectively, the “Collateral”):  All “accounts,” “general intangibles,” “chattel paper,” “documents,” “letters of credit,” “instruments,” “deposit accounts,” “inventory,” “farm products,” “fixtures”, “equipment,” and “investment property” as such terms are defined in the Uniform Commercial Code as adopted in the State of Delaware and in effect on the date hereof, and all products, proceeds and insurance proceeds of the foregoing.

3.             Representations and Agreements of Borrower.  Borrower represents to Lender as follows, and Borrower agrees that the following representations will continue to be true, and that Borrower will comply with all of the following agreements throughout the term of this Agreement.

3.1.         Corporate Existence and Authority.  Each of Borrower and Subsidiary is and will continue to be, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement or instrument which is binding upon Borrower.

3.2.         Collateral.  Lender has, and will at all times continue to have, a perfected security interest in all of the Collateral which shall be subject to the prior liens of Trident Growth Fund, L.P. (“Trident”)  and to the terms of the Intercreditor Agreement referred to in Section 8 hereof.  Borrower will immediately advise Lender in writing of any material loss or damage to the Collateral.

3.3.         Financial Statements.  All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with generally accepted accounting principles.

3.4.         Taxes; Compliance with Law.  Borrower has filed, and will file, when due, all tax returns and reports required by applicable law, and Borrower has paid, and will pay, when due, all taxes, assessments, deposits and contributions now or in the future owed by Borrower (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower).  Borrower has complied, and will comply, in all material respects, with all applicable laws, rules and regulations.

3.5.         Use of Proceeds.  The proceeds of the Loans shall be used for general working capital purposes.

4.             Negative Covenants.  Borrower shall not, without Lender’s prior written consent, which, which consent shall not be unreasonably withheld or delayed, do any of the following:  (i) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of Borrower’s business, and the sale of obsolete or unneeded equipment in the ordinary course of business; (ii) grant a security interest in intellectual property to any third party; (iii) pay or declare any dividends or other distributions to shareholders; (iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower’s capital stock (other than as provided in agreements granting options to the Borrower’s employees which permit redemption of options and/or capital stock upon termination of employment); (v) create, incur, guarantee, endorse (except in the course of collection), assume or suffer to exist any indebtedness, except (a) indebtedness to the Lender, (b) open account trade debt incurred in the ordinary course of business and not past due, (c) the amounts owing to Trident, or (d) indebtedness outstanding on the date hereof; (vi) create, incur assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets or revenues now owned or hereafter acquired, except for (a) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP, (b) liens in existence on the date hereof securing indebtedness permitted herein, (c) liens in favor of Trident; (vii) make or have outstanding any loans or advances to or make any investment or acquire any interest whatsoever in, any person, firm or corporation, except as acceptable to the Lender in its sole discretion; or (viii) acquire, merge or consolidate with or into any person, firm or corporation.

5.             Term.  This Agreement shall continue in effect until the Maturity Date.  This Agreement may be terminated, without penalty, prior to the Maturity Date as follows:  (i) by Borrower, effective three business days after written notice of termination is given to Lender; or (ii) by Lender at any time after the occurrence of an Event of Default, without notice, effective immediately.  On the Maturity Date or on any earlier effective date of termination, Borrower shall pay all Obligations in full, whether or not such Obligations are otherwise then due and payable.  No termination shall in any way affect or impair any security interest or other right or remedy of Lender, nor shall any such termination relieve Borrower of any Obligation to Lender, until all of the Obligations have been paid and performed in full.

6.             Events of Default and Remedies.  The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement: (a) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other loan document shall prove to have been incorrect in any material respect on or as of the date made or deemed made, or (b) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other loan documents, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or (c) Borrower fails to perform any other non-monetary Obligation, which failure is not cured within 30 days after the date due; or (d) (i) the Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.  If an Event of Default occurs, Lender shall, upon notice thereof to the Borrower, have the right to accelerate and declare all of the Obligations to be immediately due and payable, increase the interest rate by an additional two percent per annum, and exercise all rights and remedies accorded it by applicable law.

7.             General.  If any provision of this Agreement is held to be unenforceable, the remainder of this Agreement shall still continue in full force and effect.  This Agreement and any other written agreements, documents and instruments executed in connection herewith are the complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement.  There are no oral understandings, representations or agreements between the parties which are not in this Agreement or in other written agreements signed by the parties in connection this Agreement.  The failure of Lender at any time to require Borrower to comply strictly with any of the provisions of this Agreement shall not waive Lender’s right later to demand and receive strict compliance.  Any waiver of a default shall not waive any other default.  None of the provisions of this Agreement may be waived except by a specific written waiver signed by an officer of Lender and delivered to Borrower.  The provisions of this Agreement may not be amended, except in a writing signed by Borrower and Lender.  Borrower may not assign any rights under this Agreement without Lender’s prior written consent.  The Lender may assign all of its right, title and interest hereunder without the Borrower’s consent.  This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of laws principles.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.  Any signature on this Agreement delivered by facsimile transmission shall be deemed to be an original signature to this Agreement.

8.             Intercreditor Agreement.  The relative rights of Lender and Trident with respect to the Collateral are set forth in the Intercreditor Agreement between them and Borrower and dated the date hereof (the “Intercreditor Agreement”).

WITNESS the due execution of this Loan and Security Agreement on the date first written above.

GEM SOLUTIONS, INC		COMPUSVEN, INC.

By:	/s/ John E. Baker	By:	/s/ John E. Baker
	Name: John E. Baker		Name: John E. Baker
	Title: Chief Executive Officer		Title: President

FEQ GAS, LLC

By:	/s/ Ernest A. Bartlett III
Name: Ernest A. Bartlett III
Title: President